            STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE

                                                                         YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------------------------------
                                                           1997                   1996                    1995
                                                   -------------------    -------------------      -------------------
BASIC
Net loss                                           $     (30,209,000)     $     (16,142,000)     $       (11,710,000)
                                                   -------------------    -------------------    ---------------------
                                                   -------------------    -------------------    ---------------------
Weighted average common shares
   outstanding                                            12,791,044             11,786,429                9,486,212
Preferred stock  converted to common shares                      --                      --                  375,000
                                                   -------------------    -------------------    ---------------------
Shares used in the computation                            12,791,044             11,786,429                9,861,212
                                                   -------------------    -------------------    ---------------------
                                                   -------------------    -------------------    ---------------------

Net loss per share                                 $           (2.36)     $           (1.37)     $             (1.19)
                                                   -------------------    -------------------    ---------------------
                                                   -------------------    -------------------    ---------------------




DILUTED
Net loss                                           $     (30,209,000)     $     (16,142,000)     $       (11,710,000)
                                                   -------------------    -------------------    ---------------------
                                                   -------------------    -------------------    ---------------------
Weighted average common shares
   outstanding                                            12,791,044             11,786,429                9,486,212
Preferred stock  converted to common shares                       --                    --                   375,000
                                                   -------------------    -------------------    ---------------------
Shares used in the computation                            12,791,044             11,786,429                9,861,212
                                                   -------------------    -------------------    ---------------------
                                                   -------------------    -------------------    ---------------------
Net loss per share                                 $           (2.36)     $           (1.37)     $             (1.19)
                                                   -------------------    -------------------    ---------------------
                                                   -------------------    -------------------    ---------------------

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